Exhibit 10.18(8)

                  AUTOMOBILE QUOTA SHARE REINSURANCE AGREEMENT


This Agreement is made and entered into by and between


                         PAFCO GENERAL INSURANCE COMPANY
                              Indianapolis, Indiana
                     (hereinafter together called "COMPANY")


and the Reinsurer specifically identified on the signature page of this Agreement (hereinafter called the "Reinsurer").


                                    ARTILCE 1

BUSINESS REINSURED

This Agreement is to share with the Reinsurer the interests and liabilities of the Company's net retained liability under all Policies written or assumed and classified by the Company as Private Passenger Automobile and Motorcycle business (including Artisans' vehicles) covering Bodily Injury and Property Damage Liability, Personal Injury Protection, Medical Payments, Uninsured and Underinsured Motorists Liability, Physical Damage, inforce, written or renewed by or on behalf of the Company and produced by Pafco General Insurance Company, Indianapolis, Indiana or assumed from IGF Insurance Company, Indianapolis, Indiana, during the term of this Agreement, subject to the terms and conditions herein contained.


                                    ARTICLE 2

COVER

A. The Company will cede, and the Reinsurer will accept as reinsurance, a 57.24% share of all business reinsured hereunder, subject to the maximum limits as specified in the MAXIMUM LIMITS OF LIABILITY ARTICLE.


                                    ARTICLE 3

COMMENCEMENT AND TERMINATION

A. This Agreement shall become effective at 12:01 a.m., Eastern Standard Time, October 1, 1998, and shall remain in full force and effect until terminated as provided in the following paragraph.


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B.  Either the Company or the Reinsurer shall have the right to terminate this
    Agreement at any time.

C. Notwithstanding the termination provisions as set forth in section B. above, this Agreement may be terminated, if:

    1. The Company defaults upon its obligation to pay the Reinsurer any net balances due hereunder in accordance with the terms and conditions hereof, by the Reinsurer giving 15 days' notice prior to any month-end. Should the Company correct the default within a 10-day period following receipt of such notice, then termination of this reinsurance by the Reinsurer for reason of default shall be rescinded automatically.

    2.  The Company:

        a.  Is acquired or controlled by, or merged with any other company;
        b.  Reinsures its entire business;
        c.  Loses the whole or any part of its paid in capital;
        d. Has a liquidator, receiver or conservator appointed, or is the subject of any liquidation, conservation, insolvency or cease and desist proceedings, then the Reinsurer may terminate at any month-end by giving 15 days' prior written notice.

D. In the event of termination of this Agreement, the Reinsurer will continue to cover all Policies coming within the scope of this Agreement, including those written or renewed during the period of notice, until the natural expiration or anniversary of such Policies, whichever occurs first, but in no event longer than 12 months plus odd time, not to exceed 15 months in all, from the date of termination.

Upon termination, the Company, at its option, may elect to terminate the Reinsurer's liability for all losses occurring subsequent to termination. The Reinsurer will return to the Company a portfolio representing the unearned premium reserve under this Agreement appropriate to the mode of termination.

E. Either party hereto may request commutation of the ceded reserves for losses and loss adjustment expenses outstanding for any Underwriting Year at the end of the Underwriting Year of at anytime thereafter. The Reinsurer shall have no liability beyond such amount and upon payment by the Reinsurer of an amount equal to the ceded reserves for losses and loss adjustment expenses outstanding, which said amount shall be mutually agreed between the Company and Reinsurer, the Reinsurer shall be relieved of all further liability hereunder with respect to the losses so commuted.


                                    ARTICLE 4

TERRITORY

This Agreement applies to losses arising out of Policies written in the United States of America, its territories and possessions, Puerto Rico and Canada, wherever occurring or to follow the Company's original Policies.


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                                    ARTICLE 5

MAXIMUM LIMITS OF LIABILITY

For purposes of determining the liability of the Reinsurer, the limits of liability of the Company with respect to any one Policy shall be deemed not to exceed the maximum limits as follows:

1.   Bodily Injury:                           $100,000 per person/
                                              $300,000 per occurrence
2.   Uninsured Motorist BI:                   $100,000 per person/
                                              $300,000 per occurrence
3.   Underinsured Motorist BI:                $100,000 per person/
                                              $300,000 per occurrence
4.   Property Damage Liability:               $100,000 per occurrence
5.   Uninsured Motorist PD:                    $50,000 per occurrence
6.   Automobile Physical Damage:               $50,000 per vehicle

Notwithstanding the maximum Policy limits listed above, it is agreed that the Company may issue, and the Reinsurer will be liable for, a maximum of ten Policies per Underwriting Year with limits of $1,000,000.

Loss in excess of the Policy limit and Extra Contractual Obligations as set forth in the EXCESS OF POLICY LIMITS ARTICLE and the EXTRA CONTRACTUAL OBLIGATIONS ARTICLE will be covered hereunder subject to the maximum Policy limits as set forth in this Article, including the Policies with $1,000,000 limits.

The Company may request prior approval of the Reinsurer to cover more than ten Policies per Underwriting Year with limits of $1,000,000.


                                    ARTICLE 6

WARRANTY

The Company maintains the following reinsurance, which inure to the benefit of this Agreement, whether collectible or not:

1. Casualty Excess of Loss Reinsurance Agreement of $800,000 in excess of $200,000 each and every occurrence.
2. Contingent and Clash Casualty Excess of Reinsurance Agreement of $4,000,000 in excess of $1,000,000 each and every occurrence.
3. First Catastrophe Excess of Loss Reinsurance Agreement of 97.5% of $750,000 in excess of $250,000 each and every occurrence.
4. Second Catastrophe Excess of Loss Reinsurance Agreement of 97.5% of $2,000,000 in excess of $1,000,000 each and every occurrence.

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                                    ARTICLE 7

EXCLUSIONS

This Agreement does not cover:

A.  All excess of loss reinsurance assumed by the Company.

B. Reinsurance assumed by the Company under obligatory reinsurance agreements, except;

    1. agency reinsurance where the Policies involved are to be reunderwritten in accordance with the underwriting standards of the Company and reissued as Company Policies at the next anniversary or expiration date, and;

    2. reinsurance assumed by the Company for Old American Insurance Company of Texas and Southern County Mutual Insurance Company.

C.  Financial guarantee and insolvency.

D. Business written by the Company on a co-indemnity basis where the Company is not the controlling carrier.

E. Business written to apply in excess of a deductible of more than $5,000, and business issued to apply specifically in excess over underlying insurance.

F. Business excluded by the attached Nuclear Incident Exclusion Clauses - Liability Reinsurance - U.S.A., No. 08-31.1 and Physical Damage - Reinsurance - U.S.A., No. 08-33.

G. War Risks as excluded in the attached North American War Exclusion Clause (Reinsurance) No. 08-45.

H. Pollution or contamination liability except mandatory coverage for motor carriers subject to environmental restoration coverage under the Motor Carrier Act of 1980 or similar mandatory coverages.

I. Liability as a member, subscriber or reinsurer of any Pool, Syndicate or Association.

J. All liability of the Company arising by contract, operations of law, or otherwise, from its participation or membership, whether voluntary or involuntary, in any insolvency fund. "Insolvency fund" includes any guaranty fund, insolvency fund, plan, pool, association, fund or other arrangement, however denominated, established or governed, which provides for any assessment of or payment or assumption by the Company of part or all of any claim, debt, charge, fee or other obligation of an insurer, or its successors or assigns, which has been declared by any competent authority to be insolvent, or which is otherwise deemed unable to meet any claim, debt, charge, fee or other obligation in whole or in part.

K. All classifications of business not specifically included under the BUSINESS REINSURED ARTICLE.


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L.  Automobile Liability with respect to any vehicle used principally as:

    1.  A taxicab, public or livery conveyance or bus.
    2.  An ambulance or fire department vehicle.
    3.  A racing or exhibition vehicle.
    4. A long-haul public freight carrier operating regularly and frequently beyond a 300-mile radius from its territorial location.
    5. A truck greater than 10 tons transporting explosive, munitions, ammonium nitrate, gasoline or liquefied petroleum gas, including butane and propane.

Not withstanding the foregoing, any reinsurance falling within the scope of one or more of the exclusions set forth in paragraph L that is specially accepted by the Reinsurer from the Company shall be covered under this Agreement and be subject to the terms hereof, except as such terms shall be modified by the special acceptance. Furthermore, any exclusion set forth in paragraph L shall be waived automatically when, in the opinion of the Company, the exposure excluded therein is incidental to the principal exposure on the risk in question.

If the Company is bound, without the knowledge and contrary to the instructions of the Company's supervisory underwriting personnel, on any business falling within the scope of one or more of the exclusions set forth in paragraph L, the exclusion shall be suspended with respect to such business until 30 days after an underwriting supervisor of the Company acquires knowledge thereof.


                                    ARTICLE 8

ACCOUNTS AND REMITTANCES

A. Within 45 days following the end of each month, the Company shall report to the Reinsurer:

    1.  Net Written Premium for the month;
    2.  Unearned premium at the end of the month;
    3.  Earned premium for the month;
    4.  Provisional ceding commission based on item 3. Above;
    5. Ceded losses and allocated loss adjustment expense paid during the month, as respects losses occurring during the Underwriting Period under consideration;
    6. The ceded reserves for losses outstanding and allocated loss adjustment expenses outstanding at the end of the month, as respects losses occurring during the Underwriting Period under consideration;
    7.  The balance 3. Less 4. Less 5.

B. In the event the balances shown in A.7. above for the Underwriting Period, for the Company, are due the Reinsurer, the Company will hold such funds as it is the intent of this Agreement that the Company receive interest on such funds. However, 2.5% of the amount shown in paragraph A.7. shall be paid by the Company to the Reinsurer in cash within 30 days after the due dates representing the Reinsurer's margin. In the event the balance shown in paragraph A.7. is negative as of the end of any month, the negative balance due the Company shall be payable by the Reinsurer in cash, within 60 days after the end of the month, but any such cash payment by the Reinsurer shall be returned by the Company before any subsequent monthly net balance due the Reinsurer is withheld from payment. However, it is agreed that any negative balance due the Company will be offset by the positive balance due the Company.

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C.  Annually, the Company shall furnish the Reinsurer with such information as the Reinsurer may require to complete its Annual Convention Statement.


                                    ARTICLE 9

CEDING COMMISSION

The Reinsurer will allow the Company a provisional ceding commission of 24.0% of the Net Earned Premium Income ceded hereunder. Return commission shall be allowed on return premiums at the same rate.


                                   ARTICLE 10

COMMISSION ADJUSTMENT

A. 1. The final ceding commission shall be determined by the loss experience under this Agreement. The Company will calculate an adjusted ceding commission for the Underwriting Period within 14 months following the inception of the Underwriting Period based on premiums earned and losses incurred. The provisional ceding commission will be adjusted between the parties as appropriate. Adjustments for the Underwriting Period continue to be made annually until all losses ascribed to the Underwriting Period have been paid or closed, at which time the ceding commission will become final. For purposes of this calculation, no upward adjustment will be made until 26 months following the inception of the Underwriting Period.

    2. Premium earned for the Underwriting Period shall mean all written premium ceded to this Agreement and ascribed to the Underwriting Period (less cancellations and returns) less the unearned premium reserve at the time of the adjustment, if any.

    3. Losses incurred for the Underwriting Period shall mean the loss and allocated loss expense paid by the Reinsurer (less salvages and recoveries received) on losses ascribed to the Underwriting Period, plus loss and allocated loss expense reserves outstanding on losses ascribed to the Underwriting Period, and plus or minus any debit or credit carryforward as provided in this Article.

    4. The adjusted ceding commission shall be calculated for the Underwriting Period for the Company as a whole.

B. 1. Should the ratio of losses incurred to premium earned be 73.5% or higher, then the adjusted ceding commission shall be 24.0%.

    2. Should the ratio of losses incurred to premium earned be less than 73.5%, then the adjusted commission shall be further adjusted by adding one percent (1%) to the ceding commission for each one percent reduction of loss ratio subject to a maximum ceding commission of 31.0% at a loss ratio of 66.5% or less.

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                                   ARTICLE 11

DEFINITIONS

A. The term "Net Written Premium" as used in this Agreement shall mean the gross written premium income on business subject to this Agreement less returns and cancellations.

B. The term "Policy" as used in this Agreement shall mean any binder, policy, or contract of insurance or reinsurance issued, accepted or held covered provisionally or otherwise, by or on behalf of the Company.

C. The term "Underwriting Period" as used in this Agreement shall mean those Policies inforce at the effective date hereof or issued or renewed on and after that date and all premium attributable to, and all loss arising out of such Policies from such until expiration or cancellation, whichever occurs first, will be ascribed to the Underwriting Period.

D.  The term "Company" means Pafco General Insurance Company.


                                   ARTICLE 12

ORIGINAL CONDITIONS

All insurances falling under this Agreement shall be subject to the same terms, rates, conditions and waivers, and to the same modifications, alterations and cancellations as the respective Policies of the Company (except that in the event of the insolvency of the Company the provisions of the INSOLVENCY ARTICLE of this Agreement shall apply).


                                   ARTICLE 13

OFFSET

The Company and the Reinsurer shall have the right to offset any balances or amounts due from one party to the other under the terms of this Agreement or any other agreement heretofore or hereafter entered into between the Company and the Reinsurer, whether acting as assuming Reinsurer or Ceding Company. However, in the event of the insolvency of any party hereto, offset shall only be allowed in accordance with applicable law.


                                   ARTICLE 14

CURRENCY

The currency to be used for all purposes of this Agreement shall be United States of America currency.


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                                   ARTICLE 15

LOSS AND UNEARNED PREMIUM RESERVE FUNDING

With respect to loss and unearned premium reserves, funding will be in accordance with the attached Loss and Unearned Premium Reserve Funding Clause No. 13-04.


                                   ARTICLE 16

TAXES

The Company will be liable for taxes (except Federal Excise Tax) on premiums reported to the Reinsurer hereunder.

Federal Excise Tax applies only to those Reinsurers, excepting Underwriters at Lloyd's, London and other Reinsurers exempt from the Federal Excise Tax, who are domiciled outside the United States of America.

The Reinsurer has agreed to allow for the purpose of paying the Federal Excise Tax 1% of the premium payable hereon to the extent such premium is subject to Federal Excise Tax.

In the event of any return of premium becoming due hereunder, the Reinsurer will deduct 1% from the amount of the return, and the Company or its agent should take steps to recover the Tax from the U.S. Government.


                                   ARTICLE 17

LOSS AND LOSS EXPENSE

Any loss settlement made by the Company, whether under strict Policy conditions or by way of compromise, shall be unconditionally binding upon the Reinsurer in proportion to its participation, and the Reinsurer shall benefit proportionally in all salvages and recoveries.

The Reinsurer shall bear its proportionate share of expenses incurred by the Company in the investigation, adjustment, appraisal or defense of all claims under Policies reinsured hereunder (including claim-specific declaratory judgment expenses but excluding office expenses and salaries of officials of the Company) and shall receive its proportionate share of any recoveries of such expenses.

The phrase "claim-specific declaratory judgment expenses," as used in this Agreement will mean all expenses incurred by the Company in connection with declaratory judgment actions brought to determine the Company's defense and/or indemnification obligations that are allocable to specific policies and claims subject to this Agreement. Declaratory judgment expense will be deemed to have been incurred by the Company on the date of the original loss (if any) giving rise to the declaratory judgment action.

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                                   ARTICLE 18

EXCESS OF POLICY LIMITS

In the event the loss includes an amount in excess of the Company's Policy limit, 100% of such amount in excess of the Company's Policy limit shall be added to the amount of the Company's Policy limit, and the sum thereof shall be covered hereunder, subject to the Reinsurer's limit of liability appearing in the COVER ARTICLE and MAXIMUM LIMITS OF LIABILITY ARTICLE of this Agreement.

However, this Article shall not apply where the loss has been incurred due to the fraud of a member of the Board of Directors or a corporate officer of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

For the purpose of this Article, the word "loss" shall mean any amounts for which the Company would have been contractually liable to pay had it not been for the limit of the original Policy.


                                   ARTICLE 19

EXTRA CONTRACTUAL OBLIGATIONS

This Agreement shall protect the Company, subject to the Reinsurer's limit of liability appearing in the COVER ARTICLE and MAXIMUM LIMITS OF LIABILITY ARTICLE of this Agreement, where the loss includes any Extra Contractual Obligations for 100% of such Extra Contractual Obligations. "Extra Contractual Obligations" are defined as those liabilities not covered under any other provision of this Agreement and which arise from handling of any claim on business covered hereunder, such liabilities arising because of, but not limited to, the following: failure by the Company to settle within the Policy limit, or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or in the preparation or prosecution of an appeal consequent upon such action.

The date on which any Extra Contractual Obligation is incurred by the Company shall be deemed, in all circumstances, to be the date of the original loss.

However, this Article shall not apply where the loss has been incurred due to the fraud of a member of the Board of Directors or a corporate officer of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.


                                   ARTICLE 20

DELAY, OMISSION OR ERROR

Any inadvertent delay, omission or error shall not be held to relieve either party hereto from any liability which would attach to it hereunder if such delay, omission or error had not been made, providing such delay, omission or error is rectified upon discovery.

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                                   ARTICLE 21

INSPECTION

The Company shall place at the disposal of the Reinsurer at all reasonable times, and the Reinsurer shall have the right to inspect, through its authorized representatives, all books, records and papers of the Company in connection with any reinsurance hereunder or claims in connection herewith.


                                   ARTICLE 22

ARBITRATION

Any irreconcilable dispute between the parties to this Agreement will be arbitrated in Indianapolis, Indiana in accordance with the attached Arbitration Clause No. 22-01.1.


                                   ARTICLE 23

SERVICE OF SUIT

The attached Service of Suit Clause No. 20-01.5 - U.S.A. will apply to this Agreement.


                                   ARTICLE 24

INSOLVENCY

In the event of the insolvency of the Company, the attached Insolvency Clause No. 21-01 - 1/1/86 will apply.

In the event of the insolvency of any company or companies included in the designation of "Company," this clause will apply only to the insolvent company or companies.

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                                   ARTICLE 25

PARTICIPATION:      AUTOMOBILE QUOTA SHARE REINSURANCE AGREEMENT
                    EFFECTIVE October 1, 1998

This Agreement obligates the Reinsurer for 100% of the interests and liabilities set forth under this Agreement.

The participation of the Reinsurer in the interests and liabilities of this Agreement shall be separate and apart from the participations of other reinsurers and shall not be joint with those of other reinsurers, and the Reinsurer shall in no event participate in the interests and liabilities of other reinsurers.

IN WITNESS WHEREOF, the parties hereto, by their authorized representatives, have executed this Agreement as of the following dates:



                            PARTICIPATING REINSURERS



    Granite Re Insurance Company                             100.0%

Upon completion of Reinsurers' signing, fully executed signature pages will be forwarded to you for the completion of your file.

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and in Indianapolis, Indiana, this     day of                  , 1999.


                                       PAFCO GENERAL INSURANCE COMPANY


                                       By______________________________________
                                                        (signature)

                                         --------------------------------------
                                                        (name)

                                         --------------------------------------
                                                        (title)


















                  AUTOMOBILE QUOTA SHARE REINSURANCE AGREEMENT

                                    issued to

                         PAFCO GENERAL INSURANCE COMPANY

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and in Indianapolis, Indiana, this     day of                    , 1999.


                                       GRANITE RE INSURANCE COMPANY


                                       By______________________________________
                                                        (signature)

                                         --------------------------------------
                                                        (name)

                                         --------------------------------------
                                                        (title)


















                  AUTOMOBILE QUOTA SHARE REINSURANCE AGREEMENT

                                    issued to

                         PAFCO GENERAL INSURANCE COMPANY

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